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                                  EXHIBIT 21

                        Subsidiaries of the Registrant



                                       State or Other
                                       Jurisdiction of   Percentage
                                       Incorporation     Ownership
                                       -------------     ---------
Parent
------

Community Financial Corp.                 Illinois


Subsidiary (1)
----------

Community Bank & Trust, N.A.            United States      100%

American Bank of Illinois in Highland      Illinois        100%

The Egyptian State Bank                    Illinois        100%

Saline County State Bank                   Illinois        100%

MidAmerica Bank of St. Clair County        Illinois        100%



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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.